Exhibit 4.4

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is entered into as of this 15th day of January, 2004, by and among UNITED AGRI PRODUCTS, INC., a Delaware corporation (“U.S. Borrower”), UNITED AGRI PRODUCTS CANADA INC., an entity organized under the federal laws of Canada (“Canadian Borrower”, and collectively with U.S. Borrower, the “Borrowers”), the other persons designated as Credit Parties on the signature pages hereof, the financial institutions who are parties to this Amendment as Lenders, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Agent”) and GE CANADA FINANCE INC., an entity organized under the federal laws of Canada (“Canadian Agent”, and collectively with U.S. Agent, “Agents”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in Annex A to the Credit Agreement (as hereinafter defined).

RECITALS

WHEREAS, the Borrowers, certain Credit Parties, Agents and Lenders have entered into that certain Credit Agreement dated as of November 24, 2003 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement” ); and

WHEREAS, the parties hereto wish to amend certain provisions of the Credit Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1. Amendments.

a. Section 3.1(p) of the Credit Agreement is hereby amended to insert “(including the Senior Discount Notes)” immediately following “Indebtedness incurred by Holdings” and immediately prior to the final “;” thereof.

b. Section 3.5(d) of the Credit Agreement is hereby amended by deleting “and” at the end thereof.

c. Section 3.5(e) of the Credit Agreement is hereby amended by inserting “;” in lieu of the period at the end thereof.

d. The Credit Agreement is hereby amended to insert the following new Section 3.5(f) immediately following Section 3.5(e) thereof:

“(f) Holdings may make Restricted Payments consisting solely of proceeds from the issuance of the Senior Discount Notes, on a pro rata basis, to redeem part of the preferred stock issued to Seller on the Closing Date and to pay a dividend on the common stock of Holdings in an aggregate amount not to exceed $100,000,000; and”

e. The Credit Agreement is hereby amended to insert the following new Section 3.5(g) immediately following Section 3.5(f) thereof:

“(g) Borrowers may make a Restricted Payment to Holdings with respect to the first cash interest payment due to the holders of the Senior Discount Notes in an aggregate amount not to exceed $8,500,000, which Restricted Payment would reduce the amount available for dividends pursuant to Section 3.5 (d).”

f. The definition of EBITDA in Annex A of the Credit Agreement is hereby amended to (i) insert the words “(without duplication)” immediately following the word “plus” in the eleventh line thereof, and (ii) delete the words “Interest Expense” immediately following the “(ii)” in the twelfth line thereof and insert in their place the words “interest expense”.

g. Annex A to the Credit Agreement is hereby amended to insert the following new definition in proper alphabetical order:

““Senior Discount Notes” means those certain unsecured Senior Discount Notes (with interest accreting or being paid in kind from the date of issuance through approximately the fourth anniversary of the date of issuance thereof (but not materially sooner than January 15, 2008) and with the first cash interest payment date being no earlier than approximately four and one half years (but not materially sooner than July 15, 2008) after the date of issuance thereof) due not earlier than the sixth anniversary of the date of the issuance thereof to be issued by Holdings in an aggregate original proceeds amount of up to $100,000,000.”

2. Representations and Warranties of Credit Parties. The Credit Parties represent and warrant that:

a. the execution, delivery and performance by the Credit Parties of this Amendment has been duly authorized by all necessary corporate action required on their part and this Amendment is a legal, valid and binding obligation of the Credit Parties enforceable against the Credit Parties in accordance with its terms except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

b. after giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

3. Conditions To Effectiveness. This Amendment shall be effective upon the following (all in form and substance satisfactory to Agents):

a. execution and delivery of this Amendment by Requisite Lenders and the Credit Parties; and

b. the representations and warranties contained herein shall be true and correct in all respects.

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4. Reference To And Effect Upon The Credit Agreement.

a. The Credit Agreement and the other Loan Documents shall remain in full force and effect, as amended hereby, and are hereby ratified and confirmed.

b. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agents or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver or amendment of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Credit Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

5. Costs And Expenses. As provided in Section 1.3(e) of the Credit Agreement, the Borrowers agree to reimburse Agents for all fees, costs and expenses in connection with this Amendment, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

9. Reaffirmation of Guaranties. The Credit Parties signatory hereto hereby reaffirm their Guaranties of the Obligations, taking into account the provisions of this Amendment.

(Signature pages follow)

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, an L/C Issuer and a Lender

By:	/s/ Marc Robinson
Its Duly Authorized Signatory

GE CANADA FINANCE INC., as Canadian Agent

By:	/s/ Marc Robinson
Its Duly Authorized Signatory

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Wilfred V. Saint
Name:	Wilfred V. Saint
Title:	Associate Director Bank Products Services US

By:	/s/ Wilfred V. Saint
Name:	Wilfred V. Saint
Title:	Associate Director Bank Products Services US

CONGRESS FINANCIAL CORPORATION (SOUTHWEST)

By:	/s/ Paul Truax
Name:	Paul Truax
Title:	Vice President

MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

By:
Name:
Title:

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL,” NEW YORK BRANCH

By:
Name:
Title:

FLEET CAPITAL CORPORATION

By:	/s/ Adam Seiden
Name:	Adam Seiden
Title:	VP – Loan Officer

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

DEERE CREDIT, INC.

By:
Name:
Title:

BANK ONE, NA (MAIN OFFICE CHICAGO)

By:
Name:
Title:

BEAR STEARNS CORPORATE LENDING INC.

By:	/s/ Victor Bulzacchelli
Name:	Victor Bulzacchelli
Title:	Authorized Signatory

BORROWERS:

UNITED AGRI PRODUCTS CANADA INC., as Canadian Borrower

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

UNITED AGRI PRODUCTS, INC., as U.S. Borrower

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

The following Persons are signatories to this Amendment in their capacity as Credit Parties and not as Borrowers and acknowledge and agree to the foregoing (including, without limitation, Section 9 hereof) in such capacity.

UAP HOLDING CORP.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

AG-CHEM, INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

BALCOM CHEMICALS, INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

UAP 23, INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

CROPMATE COMPANY

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

CSK ENTERPRISES, INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

GAC 26, INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

GROWER SERVICE CORPORATION (NEW YORK)

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

HACO, INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

LOVELAND INDUSTRIES, INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

LOVELAND PRODUCTS, INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

MIDWEST AGRICULTURE WAREHOUSE CO.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

OSTLUND CHEMICAL CO.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

PLATTE CHEMICAL CO.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

PUEBLO CHEMICAL & SUPPLY CO.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

RAVAN PRODUCTS, INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

S.E. ENTERPRISES, INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

SNAKE RIVER CHEMICALS, INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

TRANSBAS, INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

TRI-RIVER CHEMICAL COMPANY, INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

TRI-STATE CHEMICALS, INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

TRI-STATE DELTA CHEMICALS, INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

UAP RECEIVABLES CORPORATION

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

UAP 22, INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

UAP/GA AG CHEM, INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

UAPLP, INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

UNITED AGRI PRODUCTS-FLORIDA, INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

UNITED AGRI PRODUCTS FINANCIAL SERVICES, INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

VERDICON, INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

YVC, INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

UAP 27, INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

GENMARKS, INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary

2326396 CANADA INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President and Secretary